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                                                                   EXHIBIT 10.24
                                                                  Execution Copy

                  ADDENDUM TO ESCROW AND STOCK PLEDGE AGREEMENT
                                      (QOI)

This ADDENDUM is entered into on this 16th day of June, 2000 by and among MRV Communications, Inc., a corporation organized and existing under the laws of Delaware, U.S.A. ("MRV"), each person listed in the schedule attached hereto as
Schedule 1 (individually, a "Selling Shareholder" and collectively "Selling Shareholders") of Quantum Optech Inc., a corporation organized and existing under the laws of the Republic of China ("QOI"), represented by their attorney-in-fact, Clement Keh-shium Liu ("Attorney-in-Fact"), and the law firm of Baker & McKenzie, Taipei Office having David T. Liou as its representative ("B&M"). MRV, Selling Shareholders and B&M are referred to herein individually as the "Party" and collectively as the "Parties".

                                   WITNESSETH

WHEREAS, QOI, MRV and certain Selling Shareholders, represented by Attorney-in-Fact, have entered into a Stock Purchase Agreement ("SPA") on the 26th day of April, 2000;

WHEREAS, MRV, certain Selling Shareholders and the law firm of Baker & McKenzie, Taipei Office (the "Escrow Agent") having David Liou as its representative have entered into an Escrow and Stock Pledge Agreement (the "Escrow and Stock Pledge Agreement") on the 26th day of April, 2000;

WHEREAS, the shareholders' meeting of MRV has approved a 2 for 1 stock split of MRV shares which has been effective on May 26, 2000;

WHEREAS, the Parties wish to enter into this Addendum to amend certain provisions to the Escrow and Stock Pledge Agreement.

NOW, THEREFORE, the Parties confirm that the Escrowed Shares as referred in the Escrow and Stock Pledge Agreement and the SPA shall include the additional MRV Shares and other securities, instruments or considerations received, receivable, or otherwise distributed to Selling Shareholders in respect of or in exchange for, or as a replacement of or a substitution for, any of the 171,429 MRV Shares (subject to pro rata adjustment based on the percentage of QOI Shares acquired by MRV) after any stock split, recapitalization, readjustment, reclassification, merger or consolidation with respect to MRV. Notwithstanding the above, the Escrowed Shares shall not include the proceeds issued to Selling Shareholders from time to time by MRV.


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IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date first above written.


                  MRV COMMUNICATIONS, INC.

                     /s/ Edmund Glazer
                  --------------------------------
                  By:    Edmund Glazer
                  Title: Chief Financial Officer


                  QUANTUM OPTECH INC.

                     /s/ Clement Keh-shium Liu
                  --------------------------------
                  By:     Clement Keh-shium Liu
                  Title:  Vice Chairman


                  SELLING SHAREHOLDERS

                     /s/ Clement Keh-shium Liu
                  --------------------------------
                  Represented by: Clement Keh-shium Liu


                  BAKER & MCKENZIE, TAIPEI OFFICE

                     /s/ David Liou
                  --------------------------------
                  By:  David Liou
                  Title: Senior Partner



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